AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

     This Amendment No. 1 to the Management Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Series Trust and Met Investors Advisory Corp. (the "Manager"), is entered into effective the 12th day of February, 2001.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows: 1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:

                  Portfolio                                   Percentage of average daily net assets
                  ---------                                   --------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Lord Abbett Mid-Cap Value Portfolio
                                                             0.70% of first $200
                                                             million   of   such
                                                             assets  plus  0.65%
                                                             of such assets over
                                                             $200  million up to
                                                             $500  million  plus
                                                             0.625%    of   such
                                                             assets   over  $500
                                                             million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Lord Abbett Growth Opportunities Portfolio                   0.70% of
                                                             first $200  million
                                                             of such assets plus
                                                             0.65%    of    such
                                                             assets   over  $200
                                                             million  up to $500
                                                             million plus 0.625%
                                                             of such assets over
                                                             $500 million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Janus Aggressive Growth Portfolio                            0.80% of
                                                             first $100  million
                                                             of such assets plus
                                                             0.75%    of    such
                                                             assets   over  $100
                                                             million  up to $500
                                                             million  plus 0.70%
                                                             of such assets over
                                                             $500 million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MFS Research International Portfolio                         0.80% of
                                                             first $200  million
                                                             of such assets plus
                                                             0.75%    of    such
                                                             assets   over  $200
                                                             million  up to $500
                                                             million  plus 0.70%
                                                             of such assets over
                                                             $500  million up to
                                                             $1   billion   plus
                                                             0.65%    of    such
                                                             assets    over   $1
                                                             billion

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MFS Mid Cap Growth Portfolio                                 0.65% of
                                                             first $150  million
                                                             of such assets plus
                                                             0.625%    of   such
                                                             assets   over  $150
                                                             million  up to $300
                                                             million  plus 0.60%
                                                             of such assets over
                                                             $300 million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PIMCO Innovation Portfolio                                   1.05%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PIMCO Money Market Portfolio                                 0.40%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PIMCO Total Return Portfolio                                 0.50%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/Putnam Research Portfolio                                0.80% of first $250 million of such assets plus 0.75%
                                                             of such assets over $250 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Oppenheimer Capital Appreciation Portfolio                   0.65% of
                                                             first $150  million
                                                             of such assets plus
                                                             0.625%    of   such
                                                             assets   over  $150
                                                             million  up to $300
                                                             million  plus 0.60%
                                                             of such assets over
                                                             $300  million up to
                                                             $500  million  plus
                                                             0.55%    of    such
                                                             assets   over  $500
                                                             million

------------------------------------------------------------ ---------------------------------------------------------



         2. All other terms and conditions of the Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 12th day of February, 2001.

                                           MET INVESTORS SERIES TRUST

                                           By:______________________
                                                 Name: Elizabeth M. Forget
                                                 Title: President

                                           MET INVESTORS ADVISORY CORP.

                                           By:_______________________
                                                 Name: Elizabeth M. Forget
                                                 Title: President